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                                                      Exhibit 5.1


                                 March 1, 1994



Board of Directors
Valero Energy Corporation
530 McCullough Avenue
San Antonio, TX  78215

Gentlemen:

     I am Executive Vice President and General Counsel of Valero Energy Corporation, a Delaware corporation ("Valero"), and have acted as counsel for
Valero in connection with the proposed offering of shares of $.... Convertible
Preferred Stock of Valero (the "Shares"), said Shares to be convertible, at the option of the holder thereof and at the conversion price determined as specified in the Certificate of Designation referred to below, into shares of the Common Stock, $1.00 par value ("Common Stock") of Valero, with each such share of Common Stock issued upon such conversion being accompanied (unless the Distribution Date, as such term is defined in that certain Amended and Restated Rights Agreement, dated as of October 17, 1991 ("Rights Agreement") between Valero and Ameritrust Texas, N.A., successor to MBank Alamo, N.A., as Rights Agent, shall have occurred, or such Preference Share Purchase Rights shall have expired or been redeemed) by one Preference Share Purchase Right issued pursuant to the Rights Agreement.

     In connection therewith, I have examined, among other things, the Restated Certificate of Incorporation and the By-laws of Valero, the corporate proceedings with respect to the offering of the Shares, the Registration Statement on Form S-3, as amended (Commission File No. 33-70454) (the "Registration Statement") filed by Valero with the Securities and Exchange Commission for the registration of the Shares (and the shares of Common Stock and Preference Share Purchase Rights into which the Shares may be converted) under the Securities Act of 1933 (the "Act"), the form of certificate of designation (the "Certificate of Designation") filed as an Exhibit to the Registration Statement, and the Rights Agreement.

     Based on the foregoing, and having due regard for such legal considerations as I have determined relevant, I am of the opinion that:

          1. Valero is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.
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Board of Directors
Valero Energy Corporation
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              2.  The Shares proposed to be sold by the Company have been duly authorized for issuance and, subject to the Registration Statement becoming effective under the Act and to compliance with any applicable Blue Sky laws and to the filing, in accordance with Section 103 of the General Corporation Law of the State of Delaware, of a certificate of designation substantially in the form of the Certificate of Designation, when executed by the Company, authenticated by the Transfer Agent, registered by the Registrar and delivered and sold as described in the Registration Statement, will be lawfully issued, fully paid and non-assessable shares of the Preferred Stock, $1.00 par value, of Valero.

              3. The shares of Common Stock and Preference Share Purchase Rights which may be issued upon the presentation for conversion of any of the Shares have been duly authorized for issuance and, subject to the matters set forth in paragraph 2 above and further subject to the Shares to be converted being duly presented for conversion in accordance with the applicable provisions of the Certificate of Designation, if so issued will be (a) in the case of such shares of Common Stock, lawfully issued, fully paid and non-assessable shares of the Common Stock of Valero, and (b) in the case of such Preference Share Purchase Rights, provided that the same are issued prior to the Distribution Date and prior to the redemption or termination of the Preference Share Purchase Rights, lawfully issued and non-assessable Preference Share Purchase Rights of Valero, entitled to the benefits of the Rights Agreement.

         I hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and the reference to myself under the caption "Legal Opinions" in the Prospectus as heretofore filed or as the same may be subsequently amended.

                                                   Very truly yours,


                                                   Stan L. McLelland